EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   CONTACTS:       MICHAEL L. SHERIFF
---------------------                                   CHIEF EXECUTIVE OFFICER
                                                        X-CHANGE CORPORATION
                                                        (972) 747-0051

                                                        RICK EISENBERG
                                                        EISENBERG COMMUNICATIONS
                                                        (212) 496-6828

                         X-CHANGE CORPORATION FILES 10Q

DALLAS, MAY 15, 2007 - THE X-CHANGE CORPORATION (OTCBB: XCHC) announced today reported financial results for the first quarter ended March 31, 2007.

Total revenues increased 3% to $316,053 for the first quarter of 2007 from $308,223 for the first quarter of 2006. For the first quarter of 2007, net loss was $734,734 or $0.03 per common share as compared with net loss of $209,508, or $0.01 per common share, for the first quarter of 2006.

The increased net loss was attributable, in part, to added expenses incurred by the Company's wholly owned subsidiary, AirGATE Technologies, relating to AirGATE's contribution to project development costs for its clients. These projects include a revolutionary new tool for oil exploration under development for Hexion Specialty Chemicals, Inc., surface acoustic wave (SAW) tag development for tagging drill pipe and oil field equipment, and development of AirGATE's proprietary readers for its product authentication system, GenuDot(TM). These projects are expected to begin producing high-margin, recurring revenue in the second half of 2007 and beyond.

"During the first quarter, we increased research and development expenses on our existing customer projects to expedite the commercialization of these projects for 2007 and 2008. According to our business plan, we expected revenues in the first quarter of 2007 to be weaker due to a decrease in development revenue as customer projects approach commercial deployment. We expect subsequent quarters in 2007 to be sequential growth quarters due to new revenue generating contracts from the oil and gas industry and from our on-going implementation of existing customers' projects," states Michael Sheriff, X-Change president and CEO. "The Company continues to prepare for growth in the manufacturing and commercialization of its products for distribution in 2007. The Company is building to achieve profitability, generate cash flow and capitalize on its success in wireless and RFID applications in the oil and gas, telecommunications, pharmaceutical and consumer products industry."

First Quarter Financial Results

The 3% increase in revenue is principally due to the continued development effort with the existing customer base. The Company expects revenues to increase significantly in the second half of 2007 as a result of additional development contract-related revenue, pilot project revenue from new customers, transactional based revenue from new agreements, and recurring revenue from royalties and other agreements.

Research and development cost grew from $189,838, or 62% of revenues, in the first quarter of 2006 to $253,497, or 80% of revenues in the same comparable period of 2007 in support of the ramp up to development completion of the first Hexion tool. The Company expects our cost of operations to grow significantly, consistent with our expected increased revenue in 2007 on the way to additional contract development. The Company expects recurring revenue streams to increase and expects this increased revenue to allow our margins to increase as well.

Sales and marketing expenses grew from $36,119, or 12% of revenues, in the first quarter of 2006 compared to $63,405, or 20% of revenue, in the first quarter of 2007. The increase was largely a result of additional sales efforts, additional advertising, trade shows, and other marketing related activities to capture additional revenue in 2007. The Company expects to continue sales and marketing efforts consistent with achieving substantial increases in revenue in 2007.

General and administrative expenses increased from $287,541, or 93% of revenues, in the first quarter of 2006 to $617,034, or 195% of revenues, in the same comparable period of 2007. The Company's salary expenses increased from $176,083, or 57% of revenues, in the first quarter of 2006 to $316,007, or 100% of revenues, in the first quarter of 2007. The increase is primarily due to the increase in personnel for sales and executive management in accordance with the Company's emphasis on increasing levels of revenue and working capital in 2007. This was below our first quarter 2007 expectation due to some shift in revenue and funding to later in the year. The Company expects salaries to decrease relative to revenue in the latter part of 2007.

The Company's payroll tax expenses increased from $17,732, or 6% of revenues, in the first quarter of 2006 to $108,378, or 34% of revenues, in the first quarter of 2007. The increase is consistent with the increase in salaries expenses for the increase in personnel for sales and executive management. The Company expects payroll taxes to decrease relative to revenue in the latter part of 2007.

There was an increase in professional fees from $16,642, or 5% of revenues, in the first quarter of 2006 to $79,036, or 25% of revenues, in the same comparable period of 2007. This is due to the increased legal and financing activities of the fund raising effort. The Company expects professional fees to increase during the second and third quarter as a result of the cost of registration related to fund raising and an increase in the effort related to Sarbanes-Oxley compliance.

First quarter 2007 insurance expense increased $31,678 over the prior first quarter due to the purchase of the Company's initial Directors and Officer's Insurance Policy. The insurance coverage was imperative to attract and retain talented and experienced directors and executive officers. The Company's interest expense totaled $117,828 for the three month period ending March 31, 2007 compared to $4,262 for the similar period in 2006, an increase in $113,566. The increase is due to increased borrowing under a related party.

The Company expects trends in losses to reverse for the remainder of 2007 as revenues materially increase and expenses stay consistent with revenue growth. In order to take advantage of the growth opportunities for 2007, near term financing will give the Company additional operating flexibility and the ability to achieve its expected business plan objectives.

For more information on X-Change Corporation's first quarter, please refer to the filing of the c Company's Form 10Q. The filing can be viewed at the SEC's website: HTTP://WWW.SEC.GOV.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit WWW.AIRGATETECH.COM or WWW.X-CHANGECORP.COM for further information.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete our private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-KSB and 10-QSB, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.